UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2010

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Rowan Companies, Inc. (the “Company”) met and made the following recommendations regarding compensation for the Company’s named executive officers (“NEOs”).  Such recommendations were reviewed and approved by the Board of Directors in its meeting on March 5, 2010.

2009 Annual Incentive Plan Awards

In 2009, the NEOs participated in a targeted annual incentive bonus plan (“AIP”). Each participant in the AIP has an incentive target that is a percentage of base salary. Awards are generally based on performance of our Drilling Division, which provides the large majority of the Company’s earnings. The plan used five financial and operational metrics, as described below, each based on the Drilling Division’s performance. The bonus pool could be as low as zero or as high as 200% of target depending on the achievement of the metrics shown below.  Based on the 2009 results shown below, the pool was funded at 140%.

Metric	Percent of Possible Bonus Pool	Percent of Metric Achieved in 2009	Funding of Bonus Pool
Achievement of budgeted EBITDA for 2009 (1)	25%	36%	9%
Actual costs compared to 2009 budget (2)	25%	200%	50%
Safety performance (3)	20%	200%	40%
Capital projects: (4)
Newbuild construction	15%	200%	30%
Other capital projects	5%	100%	5%
Contracted non-productive time (5)	10%	61%	6%
Total	100%		140%

(1)	The 2009 Drilling Division EBITDA (earnings before interest, taxes, depreciation and amortization) was 87.3% of our budget, which resulted in an achievement of 36% of the allocation of this metric.

(2)
“Actual costs” are Drilling operations’ costs plus selling, general and administrative costs, excluding insurance costs and reimbursables. The 2009 actual costs were 89.4% of budget, which resulted in an achievement of 200% of the allocation of this metric.

(3)
Safety performance is derived from Drilling Division internal incident reporting by comparing the trailing total recordable incident rate (“TRIR”) with Company goals. The target metric for safety was set as a 20% improvement over 2008 TRIR results, or a 2.0 TRIR.  In 2009, the Drilling Division had record safety results, with a TRIR of 1.53, a 42% improvement over 2008, which resulted in an achievement of 200% of the allocation of this metric.

(4)
Of the 20% capital projects goal, 15% is based on construction of our newbuild offshore jack-up rigs remaining on time and on budget.  As of December 31, 2009, our newbuild projects are 1.2% under budget and remain on schedule, which resulted in an achievement of 200% of the allocation of this portion of the metric.  The remaining 5% of this capital projects goal is determined by other capital expenditure projects and adherence to schedule, budget, work readiness upon leaving the ship yard, use of our project software and certain other qualitative factors.  The average results of these capital projects were at target, or 100% of the allocation of this portion of the metric.

(5)
Contracted non-productive time refers to any period when a rigs is on location and under contract but not operational due to equipment failure or other unplanned stoppage.  In an effort to reduce non-productive time, the target for this metric was set at a 25% reduction from the 2008 level, and the threshold was set at a 10% reduction.  Non-productive downtime declined by 13%, which resulted in an achievement of 61% of the allocation of this metric.

After the AIP pool was funded, the CEO recommended an award based on each individual’s performance in 2009. The Committee and Board reviewed such recommendations and approved the following awards for the NEOs:

NEO	2009 AIP Award ($)
W. Matt Ralls, President & CEO(1)	1,134,440
David P. Russell, EVP, Drilling Operations	365,000
Mark A. Keller, EVP, Business Development	295,000
John L. Buvens, EVP, Legal(1)	275,000
William H. Wells, SVP & CFO(1)	265,000

(1)	Each of these officers had 10% of his target bonus determined by the performance of our manufacturing subsidiary as evidenced by achievement under the subsidiary’s bonus plan.

2009 Long-Term Incentive Plan (“LTIP”) Awards

The NEO’s long-term incentive awards are based on a multiple of base salary. Of such value, 50% is provided in stock appreciation rights (SARs) and 50% in restricted stock, each vesting over a three-year period. The value to be delivered in restricted stock was determined by performance in 2009 against the following long-term goals:

•	Grow and Diversify the Rig Fleet

•	Grow the Earnings Power of the Fleet

•	Enhance Leadership Development

•	Maximize Stockholder Value from Manufacturing Division

•	Enhance Tone at the Top

Based on the Committee’s assessment of performance of the Company and the individuals with respect to these goals, the following long-term incentive awards were made on March 5, 2010:

	SAR Value ($)	SARs (#)(1)	Value Restricted Stock Award ($)	Shares of Restricted Stock (#)(2)
Ralls(3)	1,500,000	100,827	1,900,000	71,193
Russell	650,000	43,692	650,000	24,357
Keller	481,250	32,349	500,000	18,735
Buvens	373,650	25,116	400,000	14,988
Wells	373,650	25,116	375,000	14,052

(1)
The number of SARs granted was determined using a Black-Scholes valuation that provided a 53.5% value compared to fair market value.  Fair market value is defined in the LTIP as the volume weighted average price of the Company’s common stock on the day of grant, or $27.80 per share.

(2)	The number of shares of restricted stock granted was determined by the fair market value discounted by 4% to reflect the time-based restrictions on the stock.

(3)
The Committee determined to award Mr. Ralls an additional $400,000 in restricted stock value (14,988 shares of restricted stock) in recognition of his performance in 2009 and his below-market long-term incentive multiple.

2010 Adjustments to Base Salary, AIP Targets and LTIP Multiples

The Committee and Board also approved the following adjustments to 2010 base salary (effective as of April 1), 2010 AIP targets and 2010 long-term incentive multiples:

	Base Salary Increase (%)	2010 Base Salary ($)	2010 AIP Target (1)(2)	2010 LTIP Multiple(1)(3)
Ralls	0%	800,000	100%	425%
Russell	6%	425,000	65%	350%
Keller	7%	375,000	65%	300%
Buvens	4%	330,000	60%	275%
Wells	4%	330,000	60%	275%

(1)	As a percentage of base salary.

(2)	Mr. Keller’s AIP target was increased from 60% to 65%. All other NEO targets remained unchanged from 2009.

(3)
Each NEO’s long-term incentive multiple was increased: Mr. Ralls – from 375% to 425%; Mr. Russell – from 325% to 350%; Mr. Keller – from 275% to 300%; and each of Messrs. Buvens and Wells – from 235% to 275%.

2010 Annual Incentive Plan

The Board approved the same plan metrics for the 2010 AIP as shown above for the 2009 AIP, with adjustments to the potential award levels based on the Company’s 2010 budgeted EBITDA and costs and targeted improvements with respect to safety, capital projects, and contracted non-productive downtime.

Item 9.01. Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROWAN COMPANIES, INC.

By:  /s/ William H. Wells

William H. Wells
Senior Vice President & CFO
(Principal Financial Officer)

Dated: March 9, 2010